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                                                                    EXHIBIT 99.2

PROXY                      PSYCHIATRIC SOLUTIONS, INC.                     PROXY


                SPECIAL MEETING OF SHAREHOLDERS, AUGUST 5, 2002


               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


    The undersigned hereby appoints Joey A. Jacobs and Steven T. Davidson, or either of them, as proxies, with power of substitution, to vote all shares of the undersigned at the special meeting of the shareholders of Psychiatric Solutions, Inc., to be held on August 5, 2002, at 10:00 a.m. local time, at Harwell Howard Hyne Gabbert & Manner, P.C., 315 Deaderick Street, Suite 1800, Nashville, Tennessee 37238 and at any adjournments or postponements thereof, upon the matters described in the accompanying Notice of Special Meeting of Shareholders and the accompanying joint proxy statement/prospectus, receipt of which is acknowledged, and upon any other business that may properly come before the meeting or any adjournment in accordance with the following instructions:


1. PROPOSAL to approve the Agreement and Plan of Merger as amended, by and between Psychiatric Solutions, Inc., PMR Corporation ("PMR"), and PMR Acquisition Corporation, a wholly-owned subsidiary of PMR, and the transactions contemplated by the Agreement and Plan of Merger, as amended.

                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

2. IN THEIR DISCRETION, Joey A. Jacobs and Steven T. Davidson may act upon such other matters as may properly come before the meeting.

      [ ] FOR DISCRETION        [ ] AGAINST DISCRETION        [ ] ABSTAIN

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR BOTH PROPOSALS. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR APPROVAL OF THE MERGER AND, IN THE DISCRETION OF THE PROXIES, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. A FAILURE TO RETURN THIS PROXY CARD OR AN ABSTENTION WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE MERGER.

    PLEASE SIGN AND DATE BELOW AND RETURN PROMPTLY, USING THE ENCLOSED ENVELOPE.

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Dated: ---------------------------, 2002
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                                                              Signature

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                                                              Signature
                                                              Signatures of shareholder(s) should correspond
                                                              exactly with the name printed hereon. Joint owners
                                                              should each sign personally. Executors,
                                                              administrators, trustees, etc., should give full
                                                              title and authority.
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                          PSYCHIATRIC SOLUTIONS, INC.
                         113 SEABOARD LANE, SUITE C-100
                           FRANKLIN, TENNESSEE 37067